Exhibit 10.2
[***] — Indicates confidential information. Confidential treatment requested.
Portion omitted filed separately with the Securities and Exchange Commission.
AMENDMENT
to
PROFESSIONAL SERVICES AGREEMENT,
AMENDED AND RESTATED SOFTWARE LICENSE AGREEMENT,
and
TRANSENDING SERVICES AGREEMENT
This Amendment (“Amendment”) is by and between Global Cash Access, Inc., a Delaware corporation (“GCA”); Infonox on the Web, a California corporation (“Infonox”) and TSYS Acquiring Solutions, L.L.C., a Delaware limited liability company (“TSYS”), is executed by the parties as of the date of the last signature in the signature block below and made effective as of July 1, 2009 (the “Effective Date”).
WHEREAS, GCA and Infonox are parties to that certain Professional Services Agreement effective as of March 10, 2004, as amended (the “Services Agreement”);
WHEREAS, GCA and Infonox are also parties to that certain Amended and Restated Software License Agreement dated as of March 10, 2004, as amended (the “License Agreement”);
WHEREAS, GCA and Infonox entered into that certain TranSending Services Agreement dated June 16, 2008 (the “TranSending Agreement”, and together with the Services Agreement and License Agreement, the “Infonox Agreements”);
WHEREAS, Infonox was acquired by TSYS and continues to operate as a wholly owned subsidiary of TSYS; and
WHEREAS, GCA and TSYS have entered into a Processing Services Agreement of even date herewith (the “Processing Agreement”), pursuant to which TSYS will provide certain transaction processing services to GCA;
NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree to amend the Infonox Agreements as follows:
1. Revised Pricing. The fees and other amounts charged by Infonox are hereby revised as follows:
1.1 International Gateway/iPass Fees: Infonox shall no longer charge any fees or amounts with respect to any [***] previously charged by Infonox for [***] services under invoice designation “[***]”.
1.2 [***] Fees: The [***] fees currently charged by Infonox under invoice designations “[***]” and “[***]”, as well as the [***]fee of [***], are hereby eliminated.
1.3 Data Center Fees/Charges. [***]. With respect to Infonox’s provision of data center space and related services for GCA owned equipment ([***]), beginning from the Effective Date of this Amendment, Infonox may charge GCA a total of [***] per month per data center location. Currently, GCA utilizes [***] per data center location. In the event the parties determine GCA’s needs have materially changed, the parties shall agree in writing to a corresponding, reasonable adjustment in service and associated fees.
1.4 TranSending Per Transaction Fee. The fee of [***] per new transaction record currently priced by Infonox pursuant to Exhibit A, Section II, of the TranSending Agreement titled “Fee during the Operations Phase”, is hereby changed to [***].
For the avoidance of doubt, the foregoing revised pricing shall be effective as of the Effective Date and, accordingly, the charges applicable to the month and year in which the Effective Date occurs shall be pro-rated on a daily basis to incorporate and reflect such revised pricing.

2. SAS 70 Type II.
2.1 SAS70 Type II and TG-3 Audits. No later than December 31, 2009, and at least once per calendar year thereafter, Infonox shall (i) have a nationally-recognized accounting firm conduct a “SAS70 Type II” audit in accordance with the Statement of Auditing Standards developed by the American Institute of Certified Public Accountants, and have such accounting firm issue a Service Auditor’s Report Type II (or substantially similar report in the event the SAS70 Type II auditing standard and/or a Service Auditors Report Type II are no longer an industry standard) which shall cover, at a minimum, security policies and procedures and controls, including without limitation, system security and physical security and (ii) have a nationally-recognized and certified auditor conduct a Technical Guideline #3, or TG-3, audit. Infonox shall provide GCA and its independent auditors with a copy of the SAS70 TYPE II and TG-3 audit reports promptly upon the completion thereof. Unless otherwise agreed by the parties, each audit shall be designed and conducted to facilitate periodic compliance reporting by GCA under the Sarbanes-Oxley Act of 2002 (and related regulations) and comparable laws in other jurisdictions.
2.2 Remediation. If either the SAS70 TYPE II or TG-3 audit reports identify any issues or non-compliance, including without limitation, risks to Infonox’ computer systems and/or physical facilities which could result in the unauthorized destruction, loss, alteration of, or access to GCA’s confidential information or customer data or any Infonox services being provided to GCA hereunder being materially affected, then a senior technology executive of Infonox shall promptly meet with a representative of GCA to discuss the matter and Infonox shall promptly take action to address the matter raised by the report to reduce the risk to GCA’s confidential information and customer data and otherwise cure such issue or non-compliance.
3. Integrated DR/BC Plan.
3.1 General. Infonox has created and shall maintain and comply with, at its own expense, a comprehensive disaster recovery plan (“Disaster Recovery Plan”) and comprehensive business continuity plan (the “Business Continuity Plan” and, together with the Disaster Recovery Plan, the “DR/BC Plans”) through which it shall be able to perform its obligations under the Infonox Agreements with minimal disruptions or delays. Infonox represents and warrants that the Disaster Recover Plan (i) includes processes and procedures to fully restore the Business Critical Services (as defined on Exhibit B of the TranSending Agreement) provided by Infonox and GCA data within ten (10) minutes of an outage (regardless of whether the event causing the outage is on a local or national level) and (ii) requires Infonox to maintain fully redundant processing centers at a minimum of two (2) separate locations and an additional/third secured data storage facility with full backups of all data relating to its services that is geographically distant from the processing centers. Infonox shall: (a) provide a reasonably detailed summary of its DR/BC Plans, backup capabilities and redundant processing facilities to GCA within fifteen (15) days of the Effective Date and again each time a material change is made; (b) provide GCA with access, at Infonox’s facilities from time to time upon written request, to a complete copy of its DR/BC Plans and proof of backup capabilities and redundant processing facilities for review by GCA on premises only and GCA may not copy any portion nor remove such materials from Infonox’s premises; and (c) by December 31, 2009, revise the DR/BC Plans into consolidated plans covering both the its services and services provided to GCA by TSYS under the Processing Agreement.
3.2 Testing. Infonox shall fully and successfully exercise all aspects of the DR/BC Plans at least semi-annually in a live production environment. Any deficiencies found in the applicable plan or its execution will be identified to Company and remediated within thirty (30) days at Infonox’s expense.
3.3 Changes. Infonox will revise the DR/BC Plans to reflect changes in its environment and infrastructure and as necessary to meet or exceed regulatory agency contingency planning requirements. Infonox shall notify GCA of any material change that it wishes to make to a DR/BC Plan. No change shall degrade the quality of the DR/BC Plans or have a material impact on Infonox’s services.
3.4 Notification of Event. Infonox shall notify GCA as soon as possible under the circumstances after the occurrence of any event that materially effects or could materially affect Infonox’ provision of its services or that otherwise warrants execution of either DR/BC Plan (a “Plan Event”) and shall execute the DR/BC Plans at no cost to GCA. Infonox will provide GCA with regular updates during a Plan Event and the recovery process and (ii) a means of communication whereby GCA can receive regular updates and monitor progress as information becomes available.

4. Cooperation. Insofar as the setup, implementation and/or performance of services under the Processing Agreement by TSYS requires data, documents, information, or materials of any nature to be furnished, in whole or in part, by Infonox or Infonox’s employees, agents, or other representatives, or requires other services or assistance to be provided by Infonox or Infonox’s employees, agents, or other representatives, Infonox hereby agrees to (i) furnish or cause its employees, agents, or other representatives, to furnish all such data, documents, information, and materials and (ii) provide all such services and assistance within such time or times, and in such form or manner, as is necessary in order to enable TSYS to perform services under the Processing Agreement in a timely manner.
5. Source Code Escrow. If the source code for Infonox software utilized in Infonox’s performance of services is not deposited into the escrow account established by the parties with Iron Mountain within 90 days of the Effective Date (the “Escrow Credit Date”), Infonox shall, until all such source code has been deposited and without limitation of remedies available to GCA, issue a credit to GCA on each invoice issued after the Escrow Credit Date in an amount equal to [***].
6. Guaranty. TSYS shall execute, on and as of the Effective Date, the guaranty attached hereto as Appendix 1.
7. General Provisions.
7.1 Effect on Agreements. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Infonox Agreements shall continue in full force and effect as set forth therein. Each party agrees that the Infonox Agreements (including this Amendment) and the Processing Agreement constitute the complete and exclusive statement of the agreement between the parties regarding the subject matter thereof, and supersede all prior proposals and understandings, oral and written, relating to the subject matter contained herein.
7.2 Interpretation. The headings in this Amendment are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Amendment, the Infonox Agreements or any provisions contained herein or therein. In the event of a conflict between the terms and conditions of an Infonox Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.
7.3 Valid Amendment. Each party represents and warrants to the other parties that this Amendment has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein.
7.4. Counterparts and Facsimiles. This Amendment may be executed in multiple counterparts, which together shall constitute one and the same document. Facsimile copies of this Amendment or of any counterpart, and facsimile signatures hereon or on any counterpart, shall have the same force and effect as originals.

In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized representatives.

GCA:

By:

Scott Betts, President, Chief Executive Officer

Date:

Address:	3525 East Post Road, Suite 120
Las Vegas, NV 89120
Attn: Chief Executive Officer
Attn: General Counsel

Infonox:

By:

Robert Philbin, Director

Date:

Address:	2350 Mission College Blvd, Suite 250
Santa Clara, CA 95054
Attn: Director

TSYS:

By:

Robert Philbin, President

Date:

Address:	8320 South Hardy Drive
Tempe, AZ 85284
Attn: President

APPENDIX 1
GUARANTY
This Guaranty, executed on the date of execution of the Infonox Amendment (defined below) and effective as of July 1, 2009, (the “Guaranty Effective Date”) is made by TSYS Acquiring Solutions, L.L.C., a Delaware limited liability company (the “Guarantor”), for the benefit of Global Cash Access, Inc., a Delaware corporation (with its successors and assigns, “GCA”).
WHEREAS, GCA and Infonox on the Web, a subsidiary of the Guarantor (“Infonox”) are parties to that certain Amendment to Professional Services Agreement, Amended and Restated Software License Agreement and Transending Services, of even dated herewith (the “Infonox Amendment”), pursuant to which GCA and Infonox have agreed to amend select terms of the “Infonox Agreements” (as defined the Infonox Amendment).
WHEREAS, as a condition to entering into the Infonox Amendment, GCA has required the execution and delivery of this Guaranty.
ACCORDINGLY, the Guarantor, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:
1. Definitions. All terms defined in the Infonox Agreements that are not otherwise defined herein shall have the meanings given them in the Infonox Agreements. However, as used in this Guaranty, the term “Affiliate” shall have the meaning set forth in that certain Processing Services Agreement of even date herewith between Guarantor and GCA.
2. Guarantee. The Guarantor hereby guarantees collection to GCA and its Affiliates of all sums that may become due to GCA or its Affiliates, including but not limited to, liabilities, indemnities, damages, costs and expenses, arising out of any and all obligations, terms, covenants, conditions and agreements of Infonox under the Infonox Agreements or any other direct agreements between GCA or one its Affiliates, on one hand, and Infonox, on the other hand, in each case, whether now existing or hereafter arising, whether arising directly in a transaction or event involving GCA or one of its Affiliates or acquired by GCA or one of its Affiliates from another by assignment of a direct agreement with Infonox (all of said obligations being hereinafter called the “Obligations”).
3. Guarantor’s Representations and Warranties. The Guarantor represents and warrants to GCA that (i) the Guarantor is a limited liability company, duly organized and existing in good standing under the laws of the state in which it was organized and has full power and authority to make and deliver this Guaranty; (ii) the execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary action of its directors and stockholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles or certificate of incorporation or bylaws or any agreement presently binding on it; (iii) this Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful and binding obligation; and (iv) the authorization, execution and delivery by the Guarantor of, and the performance of the Obligations under, this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency. The Guarantor represents and warrants to GCA that the Guarantor has a direct and substantial economic interest in Infonox and expects to derive substantial benefits therefrom and from the Infonox Agreements and such other transactions and events resulting in the creation of the Obligations guarantied hereby, and that this Guaranty is given for a corporate purpose.
4. Dissolution or Insolvency of Guarantor. The dissolution or adjudication of bankruptcy of the Guarantor shall not revoke this Guaranty, except upon actual receipt of written notice thereof by GCA and only prospectively, as to future transactions, as herein set forth.

5. GCA’s Rights. GCA shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for Infonox. Whether or not any existing relationship between the Guarantor and Infonox has been changed or ended, GCA may enter into transactions resulting in the creation or continuance of the Obligations and may otherwise agree, consent to or suffer the creation or continuance of any of the Obligations, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor. The Guarantor’s liability shall not be affected or impaired by any of the following acts or things (which GCA is expressly authorized to do, omit or suffer from time to time, without consent or approval by or notice to the Guarantor): (i) one or more extensions or renewals of the Obligations (whether or not for longer than the original period) or any modification of any contractual terms applicable to any of the Obligations or any amendment or modification of any of the terms or provisions of the Infonox Agreements or other agreement under which the Obligations or any part thereof arose; (ii) any assignment, pledge or other transfer of any of the Obligations or any evidence thereof; and (iii) any election by GCA under Section 1111(b) of the United States Bankruptcy Code. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.
6. Waivers by Guarantor. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Infonox or any of its assets. The Guarantor will not assert, plead or enforce against GCA any claim, defense or setoff available to the Guarantor against Infonox. The foregoing waivers include, to the extent permitted by Nevada Revised Statutes (“NRS”) 40.495(2), the benefits of the one-action rule under NRS 40.430 and any judicial decisions relating thereto and any benefit based on NRS 40.451 et seq., and the Guarantor’s rights under NRS 104.3605 (the Guarantor specifically agrees that this clause shall constitute a waiver of discharge under NRS 104.3605), except to the extent subsection 2 of NRS 104.3605 is inconsistent with the guaranty of collection granted under Section 2 above.
7. If Payments Set Aside, etc. To the extent permitted by applicable law, if any payment applied by GCA to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Infonox or any other obligor), the Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.
8. No Duties Owed by GCA. The Guarantor acknowledges and agrees that GCA (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to the Guarantor for, and (iii) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Obligations or the financial condition of Infonox or any guarantor. The Guarantor has independently determined the creditworthiness of Infonox and the enforceability of the Obligations and until the Obligations are paid and performed in full will independently and without reliance on GCA continue to make such determinations.
9. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by electronic transmission, by nationally recognized private courier or by United States mail. Notices delivered by mail will be deemed given five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail (return receipt requested). Notices delivered by hand, by facsimile, by electronic transmission or by nationally recognized private courier will be deemed given on the first business day following receipt; provided that a notice delivered by facsimile or e-mail will only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail (return receipt requested), on or before two (2) business days after its delivery by facsimile or e-mail. All notices shall be addressed to the Guarantor at the address set forth below or to GCA at the address set forth in the Infonox Agreements or to such other addresses as may be designated by notice given in accordance with the provisions of this Section 9.
10. Miscellaneous. This Guaranty shall be effective upon delivery to GCA, without further act, condition or acceptance by GCA, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of GCA and its successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and GCA. This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Nevada.

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor the date first written above.

TSYS Acquiring Solutions, L.L.C.

By:

Name: Robert Philbin
Title: President

Address:	8320 South Hardy Drive
Tempe, AZ 85284